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                                                                    EXHIBIT 10.1

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                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                  by and among

                         Spectrum Pharmaceuticals, Inc.

                                       and

              the parties named herein on Schedule 1, as Purchasers











                                 April 20, 2004



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      This COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this "Agreement") is dated as of April 20, 2004, among Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the purchasers identified on Schedule 1 hereto (each a "Purchaser" and collectively the "Purchasers").

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company in the aggregate, 3,220,005 shares of Common Stock and Warrants to purchase 1,127,005 shares of Common Stock.

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 DEFINITIONS.

      In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

      "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

      "Agreement" shall have the meaning ascribed to such term in the Preamble.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

      "Closing" shall have the meaning ascribed to such term in Section 2.1(a).

      "Closing Date" shall have the meaning ascribed to such term in Section 2.1(a).

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

      "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is
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at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

      "Company" shall have the meaning ascribed to such term in the Preamble.

      "Disclosure Schedules" means the Disclosure Schedules concurrently delivered herewith.

      "Effective Date" means the date that the Registration Statement is first declared effective by the Commission.

      "Environmental Laws" shall have the meaning ascribed to such term in
Section 3.25.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "FDC Act" shall have the meaning ascribed to such term in Section 3.26.

      "GAAP" shall have the meaning ascribed to such term in Section 3.7.

      "Governmental Authorizations" shall have the meaning ascribed to such term in Section 3.26(a).

      "Hazardous Substances" shall have the meaning ascribed to such term in
Section 3.25.

      "Indemnified Party" shall have the meaning ascribed to such term in
Section 6.3.

      "Indemnifying Party" shall have the meaning ascribed to such term in
Section 6.3.

      "Intellectual Property" shall have the meaning ascribed to such term in
Section 3.15.

      "Investor Rights Agreement" means the Investor Rights Agreement, dated as of the date of this Agreement, between the Company and each of the Purchasers, in the form of Exhibit A hereto.

      "Lien" means a lien, charge, security interest, encumbrance, right of first refusal or other restriction, except for a lien for current taxes not yet due and payable and a minor imperfection of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

      "Material Adverse Effect" shall have the meaning ascribed to such term in
Section 3.1.

      "Per Share Purchase Price" equals $7.75.

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "Premises" shall have the meaning ascribed to such term in Section 3.25.


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      "Purchaser" shall have the meaning ascribed to such term in the Preamble.

      "Registration Statement" means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

      "Rights" shall have the meaning ascribed to such term in Section 3.15.

      "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      "SEC Documents" shall have the meaning ascribed to such term in Section
3.6.

      "Securities" means the Shares, the Warrants and the Warrant Shares.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shares" means the shares of Common Stock issued to each Purchaser pursuant to this Agreement.

      "Subscription Amount" means, as to each Purchaser, the amount set forth beside such Purchaser's name on Schedule 1 hereto, in United States dollars and in immediately available funds.

      "Subsidiary" means, with respect to any entity, any corporation or other organization of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests.

      "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

      "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market.

      "Transaction Documents" means this Agreement, the Investor Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.


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      "Warrants" means the Common Stock Purchase Warrants, in the form of
Exhibit B hereto. SG Cowen Securities Corporation (the "Placement Agent") and/or its designees are also receiving placement agent warrants as compensation for services rendered in connection with the transaction set forth herein as provided on Schedule 1 attached hereto, which warrants shall be in the form of Exhibit C hereto. Such placement agent warrants shall also constitute "Warrants" for all purposes hereunder and the Placement Agent and/or its designees and such other persons or entities shall constitute "Purchasers" for all purposes hereunder.

      "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II

                                PURCHASE AND SALE

      2.1 CLOSING.

      (a) The closing of the transactions contemplated under this Agreement (the "Closing") will take place as promptly as practicable, but no later than two (2) Business Days following satisfaction or waiver of the conditions set forth in Sections 2.2 and 2.3 (other than those conditions which by their terms are not to be satisfied or waived until the Closing), at the offices of Wiggin and Dana LLP, 400 Atlantic Street, Stamford, CT 06901 (or remotely via exchange of documents and signatures) or at such other place or day as may be mutually acceptable to the Purchasers and the Company. The date on which the Closing occurs is the "Closing Date".

      (b) At the Closing, the Purchasers shall purchase, severally and not jointly, and the Company shall issue and sell, in the aggregate, 3,220,005 shares of Common Stock and Warrants to purchase 1,127,005 shares of Common Stock on the Closing Date. Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, a number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price and a Warrant to purchase 35% of the number of Shares purchased by such Purchaser.

      2.2 CONDITIONS TO OBLIGATIONS OF PURCHASERS TO EFFECT THE CLOSING.

      The obligations of each Purchaser to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by such Purchaser:

      (a) At the Closing (unless otherwise specified below) the Company shall deliver or cause to be delivered to each Purchaser the following:

            (i) this Agreement, duly executed by the Company;

            (ii) a certificate evidencing a number of Shares equal to such Purchaser's Subscription Amount divided by the Per Share Purchase Price as set forth on Schedule 1 hereto, registered in the name of such Purchaser;


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            (iii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to 35% of the Shares to be issued to such Purchaser at such Closing, as set forth on Schedule 1 hereto;

            (iv) the Investor Rights Agreement, duly executed by the Company;

            (v) a legal opinion of Latham & Watkins LLP, counsel to the Company, in the form of Exhibit E hereto; and

            (vi) a certificate of the Secretary of the Company (the "Secretary's Certificate"), attaching a true copy of the Certificate of Incorporation and Bylaws of the Company, as amended to the Closing Date, and attaching true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents.

      (b) All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date).

      (c) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

      2.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE CLOSING.

      (a) The obligations of the Company to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

            (i) this Agreement, duly executed by such Purchaser;

            (ii) such Purchaser's Subscription Amount, by wire transfer of immediately available funds to the Company at the following account:

            Bank: UBS AG, Stamford, Connecticut
            ABA Number: 026007993
            Account Number: 101-WA258640-000
            For credit to: MA 48352 Spectrum Pharmaceuticals, Inc.
            ; and

            (iii) the Investor Rights Agreement, duly executed by such Purchaser.

      (b) All representations and warranties of each of the Purchasers contained herein shall remain true and correct as of the Closing Date as though such representations and warranties were made on such date.


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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

      For purposes of this Article III, all references to the Company and its Subsidiaries shall be deemed to include all their respective predecessor entities, if any. The Company represents, warrants and covenants to the Purchasers, except as set forth on the Company's Disclosure Schedule attached hereto as Schedule 3 specifically identifying the applicable section of this
Article III, it being understood that information disclosed under a particular section of Schedule 3 shall be deemed disclosed only for purposes of such section and not for purposes of or with respect to any other section of this
Article III, as of the date hereof, as follows:

      3.1 CORPORATE EXISTENCE AND POWER; SUBSIDIARIES. The Company and its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the state in which they are incorporated, and have all corporate powers required to carry on their business as now conducted. The Company and its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Company or any of its Subsidiaries. For purposes of this Agreement, the term "Material Adverse Effect" means, with respect to any person or entity, a material adverse effect on its or its Subsidiaries' condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), and results of operations. True and complete copies of the Company's Certificate of Incorporation, as amended, and Bylaws, as amended (the "Charter" and "Bylaws" respectively, or collectively, the "Charter and Bylaws") have previously been provided to the Purchasers. The Company has no Subsidiaries other than as set forth in Exhibit 21 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003.

      3.2 CORPORATE AUTHORIZATION; RIGHTS PLAN. (a) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and the Warrants, and the subsequent issuance of the Warrant Shares upon exercise of the Warrants, have been duly authorized, and no additional corporate action is required for the approval of this Agreement or the Transaction Documents. The Shares and the Warrant Shares have been duly reserved for issuance by the Company. This Agreement and the Transaction Documents have been or, to the extent contemplated hereby or by the Transaction Documents, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity.

            (b) The Shares that will be issued to the Purchasers at Closing will have been duly and validly reserved for issuance and, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and free


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of restrictions on transfer other than applicable state and federal securities laws. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable and free of restrictions on transfer other than applicable federal and state securities laws and, assuming the accuracy of the representations and warranties of the Purchasers, will be issued in compliance with all applicable federal and state securities laws.

            (c) The issuance of the Shares, the Warrants, or the Common Stock upon exercise of the Warrants, as applicable, will not result in or obligate the Company to (i) issue or offer to issue, with or without consideration, any securities or rights to acquire any securities to any person, whether as a pre-emptive right, or pursuant to any rights plan, or pursuant to any agreement, undertaking or other obligation of any nature, or (ii) adjust the number or kind of securities held by or issuable (with or without the payment of any consideration) to any person.

      3.3 CORPORATE RECORDS. The minute books of the Company and its Subsidiaries contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company and its Subsidiaries from the date of their incorporation to the date hereof. All material corporate decisions and actions have been validly made or taken. The Company's share transfer register complies with applicable laws and regulations and has been regularly updated through the date hereof. Such books fully and correctly reflect all the decisions of the shareholders. The Company maintains complete and correct books and records of the Company and its Subsidiaries which fairly present, in all material respects, the financial position and the results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated therein, subject to customary and usual audit adjustments consistently applied.

      3.4 GOVERNMENTAL AUTHORIZATION; NASD AND NASDAQ. Except as otherwise specifically contemplated in this Agreement and the Transaction Documents, and except for: (i) the filing of the Registration Statement with the Commission and
(ii) any filings required under SEC Regulation D or any state securities laws that are permitted to be made after the date hereof, including but not limited to filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, the execution, delivery and performance by the Company of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares and Warrants and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority (including the NASD and the NASDAQ Stock Market).

      3.5 NON-CONTRAVENTION. The execution, delivery and performance by the Company and its Subsidiaries, as applicable, of this Agreement and the Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, but not limited to, the issuance of the Shares and Warrant Shares) do not and will not (a) violate or conflict with the Charter and Bylaws of the Company and its Subsidiaries or any material agreement (which, for purposes of this Agreement, means any agreement, contract or


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other document which the Company would be required to disclose pursuant to SEC
Regulation S-K, Item 601, Exhibits 1, 2, 3, 4, 9 or 10) to which the Company or any of its Subsidiaries is a party or bound; (b) violate or conflict with or constitute a material violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries; (c) constitute a default under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or under any material license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries; or
(d) result in the creation or imposition of any Lien (as defined below) on any material asset of the Company or any of its Subsidiaries. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

      3.6 SEC DOCUMENTS. The Company is obligated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to file reports pursuant to Sections 13 and 15(d) thereof (all such reports filed or required to be filed by the Company, including all exhibits thereto or incorporated therein by reference, and all documents filed by the Company under the Securities Act are hereinafter called the "SEC Documents"). The Company has filed all reports or other documents required to be filed under the Exchange Act. All SEC Documents filed by the Company (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and the Securities Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has previously delivered or made available (including via the SEC's EDGAR filing system) to the Purchaser a correct and complete copy of each report which the Company filed with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Exchange Act for any period ending on or after December 31, 2003 (the "Recent Reports," which term includes all exhibits thereto and all exhibits and other information incorporated by reference into the Recent Reports). All of the information about the Company or its Subsidiaries which has been disclosed to the Purchasers herein or in the course of discussions and negotiations with respect hereto which is material to the Company has been disclosed in the Recent Reports.

      3.7 FINANCIAL STATEMENTS. Each of the Company's consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity (including the related notes), as contained in the Recent Reports (collectively, the "Company's Financial Statements" or the "Financial Statements") (x) present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations, cash flows and stockholders' equity as of and for each of the periods then ended, except that any unaudited financial statements are subject to normal year-end adjustments, and (y) were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

      3.8 COMPLIANCE WITH LAW. The Company and its Subsidiaries are in compliance and have conducted their business so as to comply in all respects with all laws, rules and


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regulations, judgments, decrees or orders of any court, administrative agency, commission, self regulatory organization, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to its operations except as could not individually or in the aggregate have or result in a Material Adverse Effect. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including, without limitation, any such actions relating to affirmative action claims or claims of discrimination, against the Company or its Subsidiaries or against any of their properties or businesses.

      3.9 NO DEFAULTS. The Company and its Subsidiaries are not, nor will they be with the passage of time, giving of notice, or both, (i) in violation of any provision of their Charter and Bylaws (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Company or its Subsidiaries or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Company or its Subsidiaries are a party or by which the Company or its Subsidiaries or their properties or assets may be bound, and no circumstances exist which would entitle any party to any material agreement, note, mortgage, indenture, contract, lease or instrument to which the Company or its Subsidiaries are a party, to terminate such as a result of the Company or its Subsidiaries, having failed to meet any provision thereof including, but not limited to, meeting any applicable milestone under any material agreement or contract.

      3.10 LITIGATION. Except as disclosed in Item 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, there is no action, suit, proceeding, judgment, claim or investigation pending or, to the best knowledge of the Company, threatened against the Company and any of its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the best knowledge of the Company, threatened, which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby, and, to the Company's knowledge, there is no basis for the assertion of any of the foregoing. There are no claims or complaints existing or, to the knowledge of the Company or its Subsidiaries, threatened for product liability in respect of any product of the Company or its Subsidiaries, and the Company and its Subsidiaries are not aware of any basis for the assertion of any such claim.

      3.11 ABSENCE OF CERTAIN CHANGES. Since December 31, 2003, the Company has conducted its business only in the ordinary course and there has not occurred, except as set forth in the Recent Reports:

      (a) Any event that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or any of its Subsidiaries;

      (b) Any amendments or changes in the Charter or Bylaws of the Company and its Subsidiaries;

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      (c) Any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries;

      (d) Any

      (i) (A) issuance or sale of any stock, bond or other corporate security or
(B) issuance or sale of any securities convertible into or exchangeable for securities of the Company, in each case, other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company in accordance with past business practices; or

      (ii) sale, assignment or transfer any of its intangible assets except in the ordinary course of business, or cancellation of any debt or claim except in the ordinary course of business all in accordance with past practices.

      (e) Any creation, sufferance or assumption by the Company or any of its Subsidiaries of any Lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person in an aggregate amount which exceeds $25,000 outstanding at any time;

      (f) Any entry into, amendment of, relinquishment, termination or non-renewal by the Company or its Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business; or

      (g) Any transfer or grant of a right with respect to the patents, patent applications, patent licenses, trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Company or its Subsidiaries, except as among the Company and its Subsidiaries.

      3.12 NO UNDISCLOSED LIABILITIES. The Company and its Subsidiaries do not have any direct or indirect indebtedness, liabilities, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, accrued or otherwise, whether or not of a kind required by GAAP to be set forth in financial statements, including but not limited to off-balance sheet financings, guarantees and similar transactions ("Liabilities") which are not fully and adequately reflected in the Financial Statements. To the knowledge of the Company, there are no existing circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company or its Subsidiaries except in the ordinary course of business.

      3.13 TAXES. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Company and its Subsidiaries have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are correct and complete and, in all material respects, reflect accurately all liability for taxes of the Company and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and

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other taxes (including interest and penalties), if any, collectible or payable by the Company and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the Closing Date, were fully collected and paid by such date if due by such date or provided for by adequate reserves in the Financial Statements as of and for the periods ended December 31, 2003 (other than taxes accruing after such date) and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. No taxation authority has sought to audit the records of the Company or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Company's or any of its Subsidiaries' alleged failure to provide any such tax returns, reports or related information and disclosure. To the knowledge of Company and its Subsidiaries, no material claims or deficiencies have been asserted against or inquiries raised with the Company or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Company or any of its Subsidiaries has not filed a tax return that it was required to file, and there exists no reasonable basis for the making of any such claims or inquiries. Neither the Company nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation. Neither the Company nor any of its Subsidiaries is a party to any tax sharing or indemnification agreement, and none of them is liable for the taxes of any other Person (other than Subsidiaries) whether as a transferee, successor, by contract or otherwise.

      3.14 INTERESTS OF OFFICERS, DIRECTORS AND OTHER AFFILIATES. The description of any material interest held, directly or indirectly, by any officer, director or other Affiliate of Company in any property, real or personal, tangible or intangible, used in or pertaining to Company's business, including any interest in the Company's Intellectual Property (as defined in Section 3.15 hereof), as set forth in the Recent Reports, is true and complete, and no officer, director or, to the Company's knowledge, other Affiliate of the Company has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company's business, including the Company's Intellectual Property, other than as set forth in the Recent Reports.

      3.15 INTELLECTUAL PROPERTY. Other than as set forth in the Recent Reports:
(a) the Company or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all foreign and domestic patents, patent rights, patent applications, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Company and its Subsidiaries (collectively, the "Rights") and in and to each material invention, software, trade secret, technology, product, composition, formula, method of process used by the Company and any intangible property and assets that are material to the business of the Company or its Subsidiaries (the Rights and such other items, the "Intellectual Property"), and has the right to use the same, free and clear of any claim or conflict with the rights of others; (b) no royalties or fees (license or otherwise) are payable by the Company or its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property except as set forth on Schedule 3.15; (c) to the Company's knowledge, there have been no claims made against the Company or any Subsidiary asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to each of their knowledge, there are no reasonable grounds for any such claims; (d) neither the Company nor any subsidiary has made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of their knowledge, no reasonable grounds for such claims exist; and (e) neither the Company nor any Subsidiary has received any notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property, and to the best of their knowledge, no reasonable grounds for such claims exist. Each of the Company and its Subsidiaries has taken security measures designed to enable it to assert trade secret protection in its non-patented technology.

      3.16 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as set forth in the Recent Reports, there is no agreement, judgment, injunction, order or decree binding upon the Company or its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or its Subsidiaries, any acquisition of property by the Company or its Subsidiaries or the conduct of business by the Company or its Subsidiaries as currently conducted or as currently proposed to be conducted by the Company or its Subsidiaries.

      3.17 PREEMPTIVE RIGHTS. No Person possesses any preemptive rights, registration rights or anti-dilution rights, in respect of the Shares or Warrant Shares to be issued to the Purchasers upon exercise of the Warrants.

      3.18 INSURANCE. The insurance policies providing insurance coverage to the Company or its Subsidiaries, including for product liability, provide adequate and customary coverage for the business conducted by the Company and its Subsidiaries and are sufficient for compliance by the Company and its Subsidiaries with all requirements of law and all material agreements to which the Company or its Subsidiaries are a party or by which any of their assets are bound. All of such policies are with financially sound and reputable insurers having an "A" rating or better from Best's Rating Service (or any successor thereto), are in full force and effect and are valid and enforceable in accordance with their terms, and the Company and its Subsidiaries have complied with all material terms and conditions of such policies, including, without limitation, premium payments. None of the insurance carriers has indicated to the Company or its Subsidiaries an intention to cancel or refuse to renew any such policy.

      3.19 SUBSIDIARIES AND INVESTMENTS. Except as set forth in the Recent Reports or on Schedule 3.19, the Company has no Subsidiaries or Investments. For purposes of this Agreement, the term "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

      3.20 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.001 par value per share, of which 10,010,048 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, issuable in one or more classes or series, with such relative rights and preferences as the Board of Directors may determine, none of which has been authorized for issuance or designated and provided with terms, other than as follows:

      (i) 400 shares have been designated 5% Series A Preferred Stock, of which no shares are outstanding and as to which there is no obligation (including any contingent obligation) to issue any such shares;

      (ii) 200,000 shares have been designated Series B Junior Participating Preferred Stock, of which no shares are outstanding and as to which there is no obligation (including any contingent obligation) to issue any such shares, other than pursuant to the Rights Agreement by and between the Company and U.S. Stock Transfer Corporation (the "Rights Plan");

      (iii) 200 shares have been designated 7% Series C Preferred Stock, of which no shares are outstanding and as to which there is no obligation (including any contingent obligation) to issue any such shares;

      (iv) 600 shares have been designated Series D 8% Cumulative Convertible Voting Preferred Stock (the "Series D Preferred Stock"), of which 265 shares are outstanding and as to which there is no obligation (including any contingent obligation) to issue any such shares; and

      (v) 2000 shares have been designated as the Series E Convertible Voting Preferred Stock (the "Series E Preferred Stock"), of which 486 shares are outstanding and as to which there is no obligation (including any contingent obligation) to issue any such shares.

      (b) All shares of the Company's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Company from January 1, 2000 to the date hereof were issued in violation of any statutory, contractual or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company other than dividends on the Series D Preferred Stock. All taxes required to be paid by Company in connection with the issuance and any transfers of the Company's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of the Company from January 1, 2000, to the date hereof have been obtained or effected, and all securities of the Company issued on or after January 1, 2000, have been issued in accordance with the provisions of all applicable securities or other laws.

      3.21 OPTIONS, WARRANTS, RIGHTS. Except as set forth on Schedule 3.21, there are no outstanding (a) securities, notes or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Company or its Subsidiaries; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company or its

Subsidiaries of any capital stock or other equity interests of the Company or its Subsidiaries, any such securities or instruments convertible into or exercisable for securities or any such options, warrants or rights. Except as set forth on Schedule 3.21, neither the Company nor any Subsidiary has granted anti-dilution rights to any person or entity in connection with any option, warrant, subscription or any other instrument convertible into or exercisable for the securities of the Company or any of its Subsidiaries. Other than the rights granted to the Purchasers under the Investor Rights Agreement, there are no outstanding rights which permit the holder thereof to cause the Company or the Subsidiaries to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company or any of its Subsidiaries in a registration statement filed by the Company or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company or any of its Subsidiaries for sale or distribution in any jurisdiction, except as set forth on Schedule 3.21.

      3.22 EMPLOYEES, EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS. (a) Except as set forth in the Recent Reports or on Schedule 3.22, there are no material employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Company or its Subsidiaries and any officer, director, consultant or employee of the Company or its Subsidiaries (the "Employment Agreements"). Except as set forth in the Recent Reports or on
Schedule 3.22, no Employment Agreement provides for the acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Company or its Subsidiaries in favor of any such parties in connection with the transactions contemplated by this Agreement. Except as disclosed in the Recent Reports or on Schedule 3.22, the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisors of the Company and its Subsidiaries are such that their employment or engagement may be terminated upon not more than two weeks' notice given at any time without liability for payment of compensation or damages and the Company and its Subsidiaries have not entered into any agreement or arrangement for the management of their business or any part thereof other than with their directors or employees.

      (b) Except as set forth on Schedule 3.22, the Company and its Subsidiaries have no pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment, arrangement or practice currently or previously maintained or contributed to by the Company or its Subsidiaries for any of its directors, officers, consultants, employees or former employees (the "Company Plans"). The Company has previously made available to the Purchasers, to the extent applicable, (i) a true and complete copy of all of the Company Plans (or, if oral, a true and complete written summary thereof); (ii) a current summary plan description (plus summaries of any subsequent modifications thereto) for each Company Plan; (iii) the latest IRS determination letter obtained with respect to any Company Plan qualified under
Section 401 or 501 of the Code; and (iv) Forms 5500 for the last three (3) plan years for each Company Plan required to file such form. Except as set forth on
Schedule 3.22, none of the Company Plans is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, except as set forth on
Schedule 3.22, neither the Company nor any of its Subsidiaries has established, maintained, made or been required to make any contributions to, or terminated, and has no liability with respect to, any "employee benefit plan" within the meaning of ERISA. The Company and its Subsidiaries have not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC"), and, to the Company's knowledge, no facts or circumstances exist which might give rise to any liability of the Company or its Subsidiaries to the PBGC or which could reasonably be anticipated to result in any claims being made against the Purchaser, the Company or their Subsidiaries by the PBGC. To the Company's knowledge, no facts or circumstances exist which might give rise to any liability of any Company Plan to any other Person, other than in the ordinary course of the Company's business. The Company and its Subsidiaries have paid all amounts required under applicable law and any Company Plan to be paid as a contribution to any Company Plan through the date hereof. The Company has set aside adequate reserves to meet contributions which are not yet due under any Company Plan. Neither the Company, nor its Subsidiaries nor, to the Company's knowledge, any other Person has engaged in any transaction with respect to any Company Plan which would subject the Company to any tax, penalty or liability for prohibited transactions. No director, officer or employee of the Company or its Subsidiaries, to the extent he or she is a fiduciary with respect to any Company Plan, has breached any of his/her responsibilities or obligations imposed upon fiduciaries or which could result in any claim being made under, by or on behalf of any Company Plan. No Company Plan provides post-employment medical, health, or life insurance benefits for present or future retirees or present or future terminated employees, except for continuation coverage provided pursuant to the requirements of Section 4980B of the Code or Sections 601-608 of ERISA or a similar state law.

      (c) No material labor dispute with employees of the Company exists or, to the best knowledge of the Company is imminent.

      3.23 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company, nor any Affiliate of the Company (including, but not limited to, its Subsidiaries), nor any agent or employee of the Company, any other Person acting on behalf of or associated with the Company, or any individual related to any of the foregoing Persons, acting on behalf of the Company alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Company or its Subsidiaries has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Company or its Subsidiaries (or assist the Company or its Subsidiaries in connection with any actual or proposed transaction) which (i) may subject the Company or its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the Company or its Subsidiaries or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company or its Subsidiaries or subject the Company or its Subsidiaries to suit or penalty in any private or governmental litigation or proceeding.

      3.24 PRODUCTS AND SERVICES. There exists no set of facts (i) which could furnish a basis for the withdrawal, suspension or cancellation of any registration, license, permit or other governmental approval or consent of any governmental or regulatory agency issued to the

Company with respect to any component of any product being developed by, or that is material to and used by, the Company or its Subsidiaries, or (ii) which could have a Material Adverse Effect on the continued development of any product candidate of the Company or its Subsidiaries or which could otherwise cause the Company or its Subsidiaries to withdraw, suspend or cancel development of any such product, it being understood that the Company is not presently offering any product or service for sale and has never in the past offered any product or service for sale, and that the Company's product candidates will require, before they can be offered for commercial sale, certain governmental or regulatory licenses, permits or approvals which have not been issued.

      3.25 ENVIRONMENTAL MATTERS. None of the premises or any other property owned, occupied or leased by the Company or its Subsidiaries (the "Premises") in the past has been used by the Company or its Subsidiaries, or to the Company's knowledge, by any other Person, to manufacture, treat, utilize, store, or dispose of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) or any other substance that has been designated to be a "hazardous substance" under Environmental Laws ("Hazardous Substances") other than substances customarily used in the Company's or its Subsidiaries' businesses and in accordance with applications laws and regulations. The Company and its Subsidiaries have not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Company or its Subsidiaries or, to the Company's or its Subsidiaries' knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Company or its Subsidiaries under applicable Environmental Laws. The Company and its Subsidiaries and, to the Company's and its Subsidiaries' knowledge, any other Person for whose conduct it may be responsible, are in material compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the applicable Closing Date relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) or to any other actions, omissions or conditions affecting the environment (the "Environmental Laws"). Neither the Company nor its Subsidiaries nor, to the Company's or its Subsidiaries' knowledge, any other Person for whose conduct it may be responsible has received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Company's or its Subsidiaries knowledge, threatened against the Company or its Subsidiaries or any such Person with respect to any violation or alleged violation of the Environmental Laws, and there is no basis for the institution of any such proceeding, suit or investigation.

      3.26 LICENSES; COMPLIANCE WITH FDA AND OTHER REGULATORY REQUIREMENTS.

      (a) GENERAL. The Company and its Subsidiaries hold all authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company and its Subsidiaries as presently operated (the "Governmental Authorizations"). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company and its Subsidiaries are in compliance with the terms of all the Governmental Authorizations. The Company and its Subsidiaries have not engaged in any activity that could cause revocation or suspension of any such Governmental Authorizations. The Company and its Subsidiaries have no knowledge of any facts which could reasonably be expected to cause them to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement will adversely affect the status of any of the Governmental Authorizations.

      (b) FDA. Without limiting the generality of the representations and warranties made in paragraph (a) above, the Company represents and warrants that
(i) the Company and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of the United States Federal Food, Drug, and Cosmetic Act (the "FDC Act"), (ii) the Company and each of its Subsidiaries is in compliance with the following specific requirements: (A) all of the products used by the Company and its Subsidiaries comply in all material respects with any conditions of approval and the terms of the applications, if any, submitted by or on behalf of the Company to the United States Food and Drug Administration (the "FDA"); (B) all adverse events that were required to be reported by Company or its Subsidiaries to the FDA have been reported to the FDA in a timely manner; (C) neither the Company nor any of its Subsidiaries is, to their knowledge, employing or utilizing the services of any individual who has been debarred under the FDC Act; (D) all stability studies required to be performed by or on behalf of the Company for products used by the Company or any of its Subsidiaries have been completed or are ongoing in accordance with the applicable FDA requirements; and (E) any substances exported by the Company or any of its Subsidiaries have been exported in compliance in all material respects with the FDC Act. Without limiting the generality of the representations and warranties made in paragraph (a) above, the Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Controlled Substances Act.

      3.27 BROKERS. Except as set forth in Schedule 3.27 hereto, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Company or any of its Affiliates.

      3.28 SECURITIES LAWS. Neither the Company nor its Subsidiaries nor any agent acting on behalf of the Company or its Subsidiaries has taken or will take any action which might cause this Agreement or any of the Securities to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, or any applicable state securities laws, as in effect on the Closing Date. All offers and sales of capital stock, securities and notes of the Company were conducted and completed in compliance with the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws. All shares of capital stock and other securities issued by the Company and its Subsidiaries prior to the date hereof have been issued in transactions that were either registered offerings or were exempt from the registration requirements under the Securities Act and all applicable state securities laws and in compliance with all applicable corporate laws.

      3.29 DISCLOSURE. No representation or warranty made by the Company in this Agreement, nor in any document, written information, financial statement, certificate, schedule or exhibit prepared and furnished by the Company pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

      3.30 CHANGE IN CONTROL. Assuming that there are no contractual agreements (other than this Agreement) among any two or more of the Purchasers with respect to the purchase, sale or other disposition, or voting of the equity securities of the Company, the execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby (including the exercise of some or all of the Warrants and the issuance of the Warrant Shares) do not and will not constitute a change in control under or give rise to a right of termination, cancellation, severance or similar payments, or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Company or any of its Subsidiaries, under any material license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries or under any agreement or arrangement between the Company or any of its Subsidiaries and their directors, officers, employees or consultants.

      3.31 APPLICATION OF TAKEOVER PROTECTION. The Company and its board of directors have taken all necessary action in order to render inapplicable, and have rendered inapplicable, any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti- takeover provision under the Charter, the By-laws, the laws of the state of its incorporation or any rights plan or similar arrangement which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership of the Shares, the Warrants or the Warrant Shares.

      3.32 NASDAQ COMPLIANCE. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on the NASDAQ SmallCap Market (the "NASDAQ Stock Market"), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Stock Market. The issuance of the Securities does not require stockholder approval, including, without limitation, pursuant to the NASDAQ Marketplace Rules as in effect on the Closing Date, including without limitation all Interpretive Materials issued on or before the Closing Date. No order ceasing or suspending trading in any securities of Company or prohibiting the issuance and/or sale of the Shares, Warrants or Warrant Shares is in effect and no proceedings for such purpose are pending or, to the Company's knowledge, threatened.

      3.33 MATERIAL CONTRACTS. Each of the Company's and its Subsidiaries material contracts (which, for purposes of this Agreement, means any agreement, contract or other document which the Company would be required to disclose pursuant to SEC Regulation S-K, Item 601, Exhibits 1, 2, 3, 4, 9 or 10) are listed as exhibits to the Recent Reports and are in full force and effect on the date hereof, and none of the Company, its Subsidiaries nor, to the Company's or any Subsidiary's knowledge, any other party to such contracts is in breach of or default under any of such contracts. The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into by the

Company or any Subsidiary prior to the date hereof which has not been previously filed as an exhibit to its Recent Reports.

      3.34 TITLE TO AND CONDITION OF PERSONAL PROPERTY; NO LIENS. The Company and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used in their business, free and clear of any Liens, except as set forth on Schedule 3.34. All tangible personal property owned by the Company and its Subsidiaries is in good operating condition and in a good state of maintenance and repair, and is adequate for the business conducted and proposed to be conducted by the Company and its Subsidiaries. Except for the Leases specifically identified in Schedule 3.34, there are no assets owned by any third party which are material to the operation of the business of the Company or its Subsidiaries, as presently conducted or proposed to be conducted.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

      Each Purchaser, for itself, hereby severally, and not jointly, represents and warrants to the Company as follows:

      4.1 EXISTENCE AND POWER. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser's organization. The Purchaser has all powers required to carry on such Purchaser's business as now conducted.

      4.2 AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement, the Transaction Documents to which such Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized, and no additional action is required for the approval of this Agreement. This Agreement and the Transaction Documents to which the Purchaser is a party have been or, to the extent contemplated hereby, will be duly executed and delivered and constitute valid and binding agreements of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of their obligations thereunder are subject to general principles of equity.

      4.3 INVESTMENT. The Purchaser is acquiring the Securities for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Purchaser does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser is aware that none of the Securities has been registered under the Securities Act or under applicable state securities or blue sky laws. The Purchaser is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

      4.4 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or any provision of its charter or bylaws or other similar governing instruments.

      4.5 NO REGISTRATION. The Purchaser understands that the Shares and Warrants are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

      4.6 BUSINESS OR FINANCIAL EXPERTISE. Purchaser has, by reason of Purchaser's business or financial expertise or the business or financial experience of its professional advisors who are unaffiliated with and who are not, to such Purchaser's knowledge, compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, the capacity to protect its own interests in connection with its acquisition of the Securities. Purchaser has had the opportunity to ask questions about the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

      4.7 SHORT SELLING. Neither Purchaser nor any Affiliate of such Purchaser which: (i) had knowledge of the transactions contemplated hereby; (ii) has or shares discretion relating to such Purchaser's investments or trading or information concerning such Purchaser's investments, including in respect of the Securities; or (iii) is subject to such Purchaser's review or input concerning such Affiliate's investments or trading, has made or will make, directly or indirectly, any net short sale of the Company's Common Stock for the period beginning on the fifteenth (15th) day prior to the date of this Agreement and ending on the earlier of (a) the Closing Date or (b) the date that the transactions contemplated by this Agreement are publicly announced. For purposes of this Section 4.7, a "net short sale" by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser, where an "equivalent offsetting long position" includes all shares of Common Stock held by such Purchaser and all underlying shares of Common Stock which are issuable upon conversion, exercise or exchange of convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for shares of Common Stock.

      4.8 BROKERS' FEES. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                                    ARTICLE V

                         OTHER AGREEMENTS OF THE PARTIES

      5.1 TRANSFER RESTRICTIONS.

      (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser (who is an accredited investor and executes a customary representation letter) or in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel reasonably satisfactory to the Company selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act, provided, however, that in the case of a transfer pursuant to Rule 144, no opinion shall be required if the transferor provides the Company with a customary seller's representation letter, and if such sale is not pursuant to subsection (k) of Rule 144, a customary broker's representation letter and a Form 144. Any such transferee that agrees in writing to be bound by the terms of this Agreement and the Investor Rights Agreement shall have the rights of a Purchaser under this Agreement and the Investor Rights Agreement. Except as required by this Agreement, federal securities laws and the securities law of any state or other jurisdiction within the United States, the Securities may be transferred, in whole or in part, by any of the Purchasers at any time. The Company shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 5.1(a).

      (b) The Purchasers agree to the imprinting, so long as is required by this
Section 5.1(b), of a legend on any of the Securities in substantially the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED."

      The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, however, that such Purchaser shall provide the Company with such documentation as is reasonably requested by the Company to ensure that the pledge is pursuant to a bona fide margin agreement with a registered broker-dealer or a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Company will execute and deliver such documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

      (c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 5.1(b)), (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or
(ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall, if required by the Company's transfer agent in order to remove such legend as provided in the preceding sentence and subject to the receipt from the Purchaser of the Necessary Documentation (as defined below), (x) cause its counsel to issue a legal opinion to the Company's transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend hereunder and (y) provide such other instructions or documentation as may be necessary from the Company for such purpose. The Company shall also cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the Effective Date, (or from time to time after the Effective Date, if necessary) if required by the Company's transfer agent, and shall provide such other instructions or documentation as may be necessary from the Company to allow sales pursuant to an effective Registration Statement, provided that the Purchaser shall represent with respect to each sale that it makes, that it has complied with the prospectus delivery requirements under the Securities Act. The Company agrees that at such time as such legend is no longer required under this
Section 5.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. "Necessary Documentation" means (A) with respect to sales described in Section 5.1(c)(i), a customary broker's representation letter and a customary seller's representation letter, (B) with respect to sales described in Section 5.1(c)(ii), a customary 144(k) seller's representation letter, or (C) with respect to Section 5.1(c)(iii), such documentation as may be necessary to establish the satisfaction of the conditions to removal of the legend.

      (d) Each Purchaser, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the Company's reliance on, and the Purchaser's agreement that, and each Purchaser hereby agrees that, the Purchaser will not sell any Securities except pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

      5.2 FURNISHING OF INFORMATION.

      As long as the Purchasers collectively own at least 5% of the Shares sold pursuant to this Agreement and Warrants or Warrant Shares representing at least 5% of the Warrant Shares originally issuable upon exercise of all Warrants issued pursuant to this Agreement, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c), such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

      5.3 INTEGRATION.

      The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

      5.4 PUBLICITY.

      The Company shall, within two Business Days following the Closing Date, file a Current Report on Form 8-K, disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission. The Company and the Placement Agent shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser nor the Placement Agent shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser or the Placement Agent, or without the prior consent of the Placement Agent, with respect to any press release of the Company, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

      5.5 NON-PUBLIC INFORMATION.

      The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      5.6 USE OF PROCEEDS.

      The Company covenants and agrees that the proceeds from the sale of the Common Stock and Warrants shall be used by the Company for working capital and general corporate purposes.

      5.7 RESERVATION OF COMMON STOCK.

      As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of

Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to the Warrants.

      5.8 LISTING OF COMMON STOCK.

      The Company hereby agrees to use best efforts to list the Shares and Warrant Shares on any Trading Market on which the Common Stock is listed as of the Closing Date. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary to cause the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible.

      5.9 SECURITIES LAW COMPLIANCE.

      (a) SECURITIES ACT. The Company shall timely prepare and file with the Securities and Exchange Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Common Stock and Warrants under this Agreement.

      (b) STATE SECURITIES LAW COMPLIANCE -- SALE. The Company shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where a Purchaser resides, as indicated on Schedule 1, with respect to the sale of the Common Stock and Warrants under this Agreement.

      (c) STATE SECURITIES LAW COMPLIANCE --RESALE. Beginning no later than 30 days following the date of this Agreement and continuing until either (i) the purchasers have sold all of their Shares and Warrant Shares under a registration statement pursuant to the Investor Rights Agreement or (ii) the Common Stock becomes a "covered security" under Section 18(b)(1)(A) of the Securities Act, the Company shall maintain within either Moody's Industrial Manual or Standard and Poor's Standard Corporation Descriptions (or any successors to these manuals which are similarly qualified as "recognized securities manuals" under state Blue Sky laws) an updated listing containing (i) the names of the officers and directors of the Company, (ii) a balance sheet of the Company as of a date that is at no time older than eighteen months and (iii) a profit and loss statement of the Company for either the preceding fiscal year or the most recent year of operations.

      5.10 SHORT SALES.

      Each Purchaser agrees that it will not use any of the Shares or Warrant Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. Each Purchaser acknowledges that it is aware that the Commission has published its position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act.

                                   ARTICLE VI

                    INDEMNIFICATION, TERMINATION AND DAMAGES

      6.1 SURVIVAL OF REPRESENTATIONS.

      Except as otherwise provided herein, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of two (2) years from the Closing Date. The Company's and the Purchasers' warranties and representations shall in no way be affected or diminished in any way by any investigation of (or failure to investigate) the subject matter thereof made by or on behalf of the Company or the Purchasers.

      6.2 INDEMNIFICATION.

      (a) The Company agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses (net of any related insurance proceeds) due to any third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses)(collectively, "Third Party Claims") which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement or in any of the Transaction Documents or (ii) any breach of warranty or representation made by the Company in this Agreement or in any of the Transaction Documents.

      (b) The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any Third Party Claims which are caused by or arise out of (i) any breach or default in the performance by the Purchasers of any covenant or agreement made by the Purchasers in this Agreement or in any of the Transaction Documents or (ii) any breach of warranty or representation made by the Purchasers in this Agreement or in any of the Transaction Documents; provided, however, that a Purchaser's liability under this Section 6.2(b) shall not exceed the Purchase Price paid by such Purchaser hereunder.

      6.3 INDEMNITY PROCEDURE.

      A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party". An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) Business Days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

      The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate in the reasonable opinion of the Indemnified Party, due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim, subject to the Indemnifying Party's approval of such defense or settlement, which approval shall not be unreasonably withheld or delayed. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

      With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party, to the extent such expenses are required to be paid pursuant to this Agreement. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1 FEES AND EXPENSES.

      The Company shall be responsible for the payment of the Purchasers' reasonable and documented legal fees and other third-party expenses relating to the preparation, negotiation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein, not to exceed $26,500 without the Company's prior approval.

      7.2 ENTIRE AGREEMENT.

      The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      7.3 NOTICES.

      Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on
Schedule 1 attached hereto prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on Schedule 1 attached hereto on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Purchasers, at each Purchaser's address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:

                  Spectrum Pharmaceuticals, Inc.
                  157 Technology Drive
                  Irvine, California 92618
                  Attention: CEO
                  Facsimile No.: (949) 788-6706

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to:

                  Latham & Watkins LLP
                  650 Town Center Drive, Suite 2000
                  Costa Mesa, California 92626

                  Attention: Alan W. Pettis
                  Facsimile No.: (714) 755-8290

Copies of notices to any Purchaser shall be sent to the addresses, if any, listed on Schedule 1 attached hereto.

      7.4 AMENDMENTS; WAIVERS.

      No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      7.5 CONSTRUCTION.

      The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Any form of the word "include" as used in this Agreement shall be deemed to be followed by the phrase "without limitation".

      7.6 SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Purchasers.

      7.7 NO THIRD-PARTY BENEFICIARIES.

      This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Article VI.

      7.8 GOVERNING LAW.

      All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

      7.9 JURISDICTION; VENUE; SERVICE OF PROCESS.

      This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.9 shall affect or limit any right to serve process in any other manner permitted by law.

      7.10 EXECUTION.

      This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or other electronic image transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic image of the signature page were an original thereof.

      7.11 SEVERABILITY.

      If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      7.12 REPLACEMENT OF SECURITIES.

      If any certificate or instrument evidencing any Shares or Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company.

      7.13 PAYMENT SET ASIDE.

      To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      7.14 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS.

      The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser acknowledges that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Wiggin and Dana LLP, but each Purchaser acknowledges that such counsel does not represent any of the Purchasers in this transaction other than SDS Capital Group, SPC, Ltd.

      7.15 FURTHER ASSURANCES.

      Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              COMPANY:

                              SPECTRUM PHARMACEUTICALS, INC.


                              By:  /s/ Rajesh C. Shrotriya
                                   ----------------------------------
                              Name: Rajesh C. Shrotriya, M.D.
                              Title: Chief Executive Officer

                              PURCHASER:

                              Print Exact
                              Name:__________________________________________




                              By:____________________________________________
                              Name:
                              Title:


                              Address:________________________________________


                             _________________________________________________

                             _________________________________________________


                              Telephone:______________________________________


                              Facsimile:_______________________________________


                              Email:__________________________________________


                              SSN/EIN:_______________________________________


                              Amount of

                              Investment:$___________________________


    [Omnibus Spectrum Pharmaceuticals, Inc. Common Stock and Warrant Purchase
                            Agreement Signature Page]

                                   SCHEDULE 1
                                       TO
                            STOCK PURCHASE AGREEMENT
          PURCHASERS AND SHARES OF COMMON STOCK AND WARRANTS PURCHASED

NAME, ADDRESS, FAX NUMBER OF          SHARES OF     COMMON STOCK
PURCHASER AND COPIES OF NOTICES TO:  COMMON STOCK    UNDERLYING      PURCHASE
                                      PURCHASED       WARRANTS         PRICE
                                      ---------       --------         -----
BayStar Capital II LP                   65,000         22,750       $503,750.00
80 E. Sir Francis Drake Blvd.
Suite 2B
Larkspur, CA  94939
Attn: Steven M. Lamar, Managing
Partner

Bristol Investment Fund, Ltd.           83,872         29,355       $650,008.00
c/o Bristol Capital Advisors, LLC
6363 Sunset Blvd., 5th Floor
Hollywood, CA  90028
Attn: Amy Wang, Esq.

Cranshire Capital, L.P.                193,548         67,742      $1,499,997.00
666 Dundee Road, Suite 1901
Northbrook, IL 60062
Attn: Mitchell Kopin, President

C.S.L. Associates L.P.                  40,000         14,000       $310,000.00
399 Park Avenue, 37th Floor
New York, NY  10022
Attn:  Charles S. Lipson, General
Partner

Galleon Captain's Offshore, Ltd.       118,350         41,423       $917,212.50
135 East 57th Street, 16th Floor
New York, NY  10022
Attn: George Lau, Managing
Director

Galleon Captain's Partners, L.P.        31,650         11,078       $245,287.50
135 East 57th Street, 16th Floor
New York, NY  10022
Attn: George Lau, Managing
Director

NAME, ADDRESS, FAX NUMBER OF          SHARES OF     COMMON STOCK
PURCHASER AND COPIES OF NOTICES TO:  COMMON STOCK    UNDERLYING      PURCHASE
                                      PURCHASED       WARRANTS         PRICE
                                      ---------       --------         -----
Galleon Healthcare Offshore, Ltd.      350,400         122,640     $2,715,600.00
135 East 57th Street, 16th Floor
New York, NY  10022
Attn: George Lau, Managing
Director

Galleon Healthcare Partners, L.P.       49,600         17,360       $384,400.00
135 East 57th Street, 16th Floor
New York, NY  10022
Attn: George Lau, Managing
Director

J.W. Focused Growth Fund, LP            4,516           1,581       $34,999.00
46 Windmill Road
Armonk, NY 10504
Attn: Jason Wild, President

J. Wild Fund, LP                        5,161           1,806       $39,997.75
46 Windmill Road
Armonk, NY 10504
Attn: Jason Wild, President

LEBA Investments, LP                    20,000          7,000       $155,000.00
1645 Village Center Circle, #170
Las Vegas, NV 89134

MAIL ALL DOCUMENTS TO:

c/o Smith Barney
1000 E. Hallandale Beach Blvd.
Hallendale, FL 33009
Attn: Allan Yarkin
Mulligan BioCapital AG                 129,032         45,161       $999,998.00
Stubbenhuk 7
20459 Hamburg, Germany
Attn: Hans Hermann Munchmeyer,
Managing Director

North Sound Legacy Fund LLC             27,500          9,625       $213,125.00
53 Forest Avenue, #202
Old Greenwich, CT 06870
Attn: Thomas E. McAuley, Managing
Member

NAME, ADDRESS, FAX NUMBER OF          SHARES OF     COMMON STOCK
PURCHASER AND COPIES OF NOTICES TO:  COMMON STOCK    UNDERLYING      PURCHASE
                                      PURCHASED       WARRANTS         PRICE
                                      ---------       --------         -----
North Sound Legacy Institutional       396,000         138,600      $3,069,000
Fund LLC
53 Forest Avenue, #202
Old Greenwich, CT 06870
Attn: Thomas E. McAuley, Managing
Member

North Sound Legacy International       676,500         236,775     $5,242,875.00
LTD
53 Forest Avenue, #202
Old Greenwich, CT 06870
Attn: Thomas E. McAuley, Managing
Member

Off Sands Point, LTD                    62,500         21,875       $484,375.00
280 Park Avenue, 39th Floor
New York, NY 10017
Attn: Stuart Z. Feldman, COO

Omicron Master Trust                   193,548         67,742      $1,499,997.00
810 7th Avenue, 39th Floor
New York, NY 10019
Attn: Bruce Bernstein, Managing
Partner

ProMed Offshore Fund, Ltd.              14,930          5,226       $115,707.50
237 Park Avenue, 9th Floor
New York, NY 10017
Attn: Barry Kurokawa, Managing
Director

ProMed Partners, L.P.                   92,210         32,274       $714,627.50
237 Park Avenue, 9th Floor
New York, NY 10017
Attn: Barry Kurokawa, Managing
Director

ProMed Partners II, L.P.                25,770          9,020       $199,717.50
237 Park Avenue, 9th Floor
New York, NY 10017
Attn: Barry Kurokawa, Managing
Director

NAME, ADDRESS, FAX NUMBER OF          SHARES OF     COMMON STOCK
PURCHASER AND COPIES OF NOTICES TO:  COMMON STOCK    UNDERLYING      PURCHASE
                                      PURCHASED       WARRANTS         PRICE
                                      ---------       --------         -----
Sands Point Partners, LP                62,500         21,875       $484,375.00
280 Park Avenue, 39th Floor
New York, NY 10017
Attn: Stuart Z. Feldman, COO

Schottenfeld Qualified Associates,      51,612         18,064       $399,993.00
LP
399 Park Avenue, 37th Floor
New York, NY 10022
Attn: Richard Schottenfeld,
Managing Member

SDS Capital Group, SPC, Ltd            200,000         70,000      $1,550,000.00
53 Forest Avenue, Suite 203
Old Greenwich, CT 06870
Attn: Steve Derby, Managing Member

COPIES OF NOTICES TO:
Michael Grundei, Esq.
Wiggin & Dana LLP
400 Atlantic Street
Stamford, CT 06901

Wheaton HealthCare Partners LP          25,806          9,032        $199,996.50
212 Durham Avenue,
Bldg. 1, Suite 201
Metuchen, NJ 08840
Attn: Jerry Treppel

Xmark Fund, LTD.                       146,670         51,335      $1,136,692.50
152 West 57th Street, 21st Floor
New York, NY 10019
Attn: Mitchell D. Kaye, CIO

Xmark Fund, L.P.                       153,330         53,666      $1,188,307.50
152 West 57th Street, 21st Floor
New York, NY 10019
Attn: Mitchell D. Kaye, CIO

TOTALS:                                                           $24,955,038.75